SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C.  20549



                    _____________________

                         FORM 8-K/A
                    _____________________


                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934



                      January 25, 1995
              (Date of earliest event reported)



                       ITT CORPORATION
   (Exact name of registrant as specified in its charter)







          Delaware                      1-5627              13-5158950
(State or other jurisdiction         (Commission       (I.R.S. Employer
 of incorporation or organization)    File Number)   Identification Number)



    1330 Avenue of the Americas, New York, New York            10019-5490
       (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code:
                       (212) 258-1000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
INFORMATION AND EXHIBITS.


The undersigned registrant hereby amends the following portion of its Current Report on Form 8-K dated February 6,
1995 as set forth below:

1. (b) PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Combined Balance Sheet as of December 31, 1994 and the Unaudited Pro Forma Combined Statement of Income for the twelve months ended December 31, 1994 give effect to the acquisition of Caesars World, Inc.
(CWI) accounted for under the purchase method of accounting. The Unaudited Pro Forma Combined Financial Statements are based on the historical Consolidated Financial Statements of ITT Corporation (ITT) and CWI under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Financial Statements.

The Unaudited Pro Forma Combined Balance Sheet assumes that the Acquisition was consummated on December 31, 1994 and the Unaudited Pro Forma Combined Statement of Income assumes the acquisition was consummated on January 1, 1994. The fiscal year of ITT ends on December 31, and the fiscal year of CWI ends on July 31. For purposes of presenting the Unaudited Pro Forma Combined Statement of Income, the historical Statements of Income for CWI were compiled for the twelve months ended October 31, 1994.

The Pro Forma adjustments are based on the Agreement and Plan of Merger which provides for CWI stockholders to receive $67.50 in cash for each share of CWI Common Stock.
ITT made cash payments totalling $1,754 million to CWI shareholders and an estimated $10 million in expenses of the transaction. For purposes of developing the Unaudited Pro
Forma Combined Balance Sheet, CWI's assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill.
These fair market values are based on preliminary estimates.

The Unaudited Pro Forma Combined Statement of Income excludes any benefits that result from the acquisition due to synergies that may be derived and the elimination of duplicate efforts.

             UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            DECEMBER 31, 1994
                              (in millions)

                          Historical       Pro Forma      Pro Forma
                          ----------
                        ITT     Caesars  Adjust (note 1)   Combined
                        ---     ------   --------------   ---------
ASSETS
Cash                 $      568   $  156   $        -    $     724
Receivables, net          4,779       69            -        4,848
Inventories               1,049       28            -        1,077
Insurance Investments    32,453        -            -       32,453
Reinsurance Recoverables 12,220        -            -       12,220
Deferred Policy
 Acquisition costs        2,525        -            -        2,525
Plant, Property and
 Equipment, net           5,346      623          150        6,119
Other Assets              5,261      147        1,086        6,494
Assets of Discontinued
 Finance Operations      13,398        -            -       13,398
Insurance Separate
 Account Assets          23,255        -            -       23,255
                       --------   ------      -------     --------
                       $100,854   $1,023      $ 1,236     $103,113
                       ========   ======      =======     ========

LIABILITIES AND STOCKHOLDERS EQUITY
Liabilities -
Policy liabilities
 and accruals          $ 45,620   $    -      $     -      $45,620

 Insurance debt           1,498        -            -        1,498
 Other debt               4,909      227        1,764        6,900
 Accounts payable &
 accrued liabilities      3,523      113            -        3,636
 Other liabilities        3,856      102           53        4,011
 Liabilities of Discontinued
  Finance Operations     12,734        -            -       12,734
 Insurance separate
  account liabilities    23,255        -            -       23,255
                        -------     ----        -----      -------

                         95,395      442        1,817       97,654
                        -------     ----        -----      -------

Stockholders Equity -
 Cumulative preferred stock 655        -            -          655
 Common stock and surplus   106      107         (107)         106
 Deferred compensation -
  ESOP                     (562)     (27)          27         (562)
 Cumulative translation
    adjustment             (113)       -            -         (113)
 Unrealized loss on
     securities,
     net of tax          (1,376)       -            -       (1,376)
 Retained earnings        6,749      501         (501)       6,749
                       -------- --------      --------    --------

                          5,459      581         (581)       5,459
                       -------- --------     --------     --------
                       $100,854 $  1,023     $  1,236     $103,113
                       ======== ========     ========     ========

See accompanying Notes to Unaudited Pro Forma Combined
Financial Statements.

          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1994
                   (in millions except per share amounts)

                         Historical                Pro Forma      Pro Forma
                     --------------------
                     ITT          Caesars        Adjust (note 1)   Combined
                     ---          -------        ---------------  ---------
Sales and Revenues
    Insurance      $11,102     $         -          $       -   $  11,102
    Products         7,647               -                  -       7,647
    Services         4,871           1,000                  -       5,871
                   -------     -----------          ---------    --------
                    23,620           1,000                  -      24,620
Costs and Expenses
    Insurance       10,291               -                  -      10,291
    Products         7,145               -                  -       7,145
    Services         4,559             866                 27       5,452
    Other              120               -                  -         120
                   -------     -----------           --------     -------
                     1,505             134                (27)      1,612

Interest expense, net (208)            (16)              (119)       (343)

Miscellaneous expense,
   net                 (38)              -                  -         (38)
                   --------    -----------           --------     --------
                     1,259             118               (146)      1,231
Income tax (expense)
 benefit              (389)            (45)                42        (392)
Minority equity        (18)              -                  -         (18)
                   --------    ------------          --------      -------
Income (loss)
 from Continuing
  Operations      $    852       $      73          $    (104)   $    821
                  ========     ===========           ========    ========

Earnings per Share -
 Income from Continuing
  Operations
  Primary            $7.10            $2.99                          $6.83
  Fully Diluted      $6.66                                           $6.42
                     =====           ======                         ======
Weighted Average Shares Outstanding
   Primary             115               25                             115
   Fully Diluted       125                                              125
                    ======           ======                          ======

See accompanying Notes to Unaudited Pro Forma Combined
Financial Statements.

            NOTES TO UNAUDITED PRO FORMA
          COMBINED FINANCIAL STATEMENTS

Balance Sheet
The accompanying Unaudited Pro Forma Combined Balance Sheet was prepared to reflect the acquisition, which was accounted for under the purchase method of accounting, as of December 31, 1994, ITT's fiscal year end. The assets, liabilities and equity of Caesars World, Inc. (CWI) are reflected as of October 31, 1994. The purchase price of $1,764 million (including expenses directly attributable to the acquisition of $10 million) was based on 100 percent of the CWI shares outstanding as of the acquisition date (January 31, 1995) and the purchase price as set forth in the Agreement and Plan of Merger dated as of December 19, 1994 of $67.50 per share.

The recorded values of CWI's assets and liabilities as of October 31, 1994 are estimated to approximate fair market value as of the acquisition date except for:

  Land whose estimated fair value is $150 million in excess of its recorded value. A deferred tax liability reflecting the difference in the new book basis compared with the carryover tax basis has been provided at the statutory rate.

  Goodwill has been reflected representing the excess of the fair value over the assets acquired.

Statement of Income
- -------------------

The accompanying Unaudited Pro Forma Combined Statement of
Income was prepared to reflect the acquisition as of January 1, 1994 and incorporated ITT's statement of income for the twelve months ended December 31, 1994 and CWI's statement of income for the twelve months ended October 31, 1994. Pro Forma adjustments included:

  Amortization of goodwill generated on the excess of fair value over the net assets acquired on a straight line basis over 40 years. A federal income tax benefit was not provided on goodwill amortization as no basis step-up is anticipated for tax purposes.

  Interest cost on the acquisition financing computed
  based on ITT's estimated cost of debt of approximately 7 percent pretax. A federal income tax benefit computed at the statutory rate is also reflected.
                         *******
The Unaudited Pro Forma Combined Financial Statements may not be indicative of the results that would have occurred if the Acquisition had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying notes for ITT and CWI.

                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              ITT CORPORATION

                              By  /s/ Jon F. Danski
                                 ------------------
                                    Jon F. Danski
                           Senior Vice President and Controller


Dated:  March 31, 1995

































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